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                                                             EXHIBIT NO. 99.1(g)


                               MFS SERIES TRUST II

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                       OF CLASS A SHARES AS CLASS J SHARES


         The undersigned, being a majority of the Trustees of MFS Series Trust II (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated February 3, 1995 as amended (the "Declaration"), acting pursuant to Section 6.10 of the Declaration, do hereby redesignate the shares previously designated as Class A shares of MFS Charter Income Fund, a series of the Trust, as Class J shares.


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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
17th day of December, 1998.

RICHARD B. BAILEY                       WALTER E. ROBB, III
---------------------                   ---------------------
Richard B. Bailey                       Walter E. Robb, III
63 Atlantic Avenue                      35 Farm Road
Boston,  MA  02110                      Sherborn,  MA  01770


MARSHALL N. COHAN                       ARNOLD D. SCOTT
---------------------                   ---------------------
Marshall N. Cohan                       Arnold D. Scott
2524 Bedford Mews Drive                 20 Rowes Wharf
Wellington, FL  33414                   Boston, MA  02110


LAWRENCE H. COHN
---------------------                   ---------------------
Lawrence H. Cohn                        Jeffrey L. Shames
45 Singletree Road                      38 Lake Avenue
Chestnut Hill,  MA  02167               Newton, MA  02159


SIR J. DAVID GIBBONS                    J. DALE SHERRATT
---------------------                   ---------------------
Sir J. David Gibbons                    J. Dale Sherratt
"Leeward"                               86 Farm Road
5 Leeside Drive                         Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL                         WARD SMITH
---------------------                   ---------------------
Abby M. O'Neill                         Ward Smith
200 Sunset Road                         36080 Shaker Blvd
Oyster Bay,  NY  11771                  Hunting Valley, OH 44022